U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported in the Initial Report):
                                NOVEMBER 11, 2002
                               ------------------

                               INFOCROSSING, INC.
               (Exact name of issuer as specified in its charter)

                     DELAWARE                0-20824        13-3252333
         ------------------------------    ----------    ---------------
        (State or other jurisdiction of    Commission     (IRS Employer
         incorporation or organization)    File Number  Identification No.)

               2 CHRISTIE HEIGHTS STREET LEONIA, NEW JERSEY 07605
                    (Address of principal executive offices)

                                 (201) 840-4700
                           (Issuer's telephone number)

                                       N/A
                   (Former name or former address, if changed
                               since last report.)





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




ITEM 9. REGULATION FD DISCLOSURE

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the projections set forth below and, in some cases, can otherwise be identified by terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence on third party suppliers; intellectual property rights; and other risks. For any of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report and based on information currently and reasonably known. The Company undertakes no obligation to release any revisions to or update these forward-looking statements to reflect events or circumstances that occur after the date of this Report or to reflect the occurrence or effect of anticipated or unanticipated events.

The Company elects to make public the following forward-looking information.

                                  SUMMARY CONSOLIDATED PROJECTED INCOME STATEMENTS
                                                    (IN MILLIONS)

                              QUARTER         YEAR                    QUARTERLY PERIODS ENDED:                YEAR
                               ENDED          ENDED     --------------------------------------------------    ENDED
                              DECEMBER      DECEMBER       MARCH        JUNE     SEPTEMBER     DECEMBER     DECEMBER
                              31, 2002    31, 2002 (A)    31, 2003     30, 2003    30, 2003     31, 2003    31, 2003
                            ------------- ------------- ------------ ----------- ----------- ------------- -----------
Revenues                          $ 13.8        $51.2        $14.6       $15.2       $16.0         $16.9       $62.7
                            ------------- ------------- ------------ ----------- ----------- ------------- -----------
Earnings before interest,
   taxes, depreciation and
   amortization (EBITDA)             2.3          8.8          2.5         2.9         3.3           3.9        12.6
Depreciation and
   amortization                      1.5          5.9          1.6         1.6         1.5           1.5         6.2
                            ------------- ------------- ------------ ----------- ----------- ------------- -----------
Earnings before interest
   and taxes (EBIT)                 $0.8         $2.9        $ 0.9        $1.3        $1.8          $2.4        $6.4
                            ------------- ------------- ------------ ----------- ----------- ------------- -----------

(A) EBITDA for this period includes a $2.8 million non-recurring gain resulting from the renegotiation of an existing software license and a $0.3 million gain from the reversal of a prior year's accrual related to the closing of a leased facility.

"EBITDA" is defined as earnings before income taxes, depreciation, amortization, interest, exchange gains, exchange losses and, when applicable, loss on excess office space, restructuring costs, impairment of assets, and other income and expenses. The issuance of purchase credits by a software licensor in connection with the settlement of a dispute has been treated as an operating item and is included in EBITDA. EBITDA should not be considered as an alternative to operating income, as defined by generally accepted accounting principles, as an indicator of our operating performance, or to cash flows, as a measure of liquidity.

FORECAST ASSUMPTIONS

Revenues are estimated for the quarter ended December 31, 2002. Revenues are forecasted to increase each quarter thereafter by between 4% and 6% through December 31, 2003.

Operating costs and expenses and selling, general and administrative expenses are estimated for the quarter ended December 31, 2002. Operating costs and expenses and selling, general and administrative expenses are forecasted to increase each quarter thereafter by between 2% and 6% through December 31, 2003.

The forecasted increases in operating costs and expenses, selling, general and administrative expenses and capital expenditures and related depreciation are based upon the forecasted revenue increases and historical experience related to required expenditures.

These forecasts should be read together with the audited consolidated financial statements of the Company for the year ended December 31, 2001; the two month period ended December 31, 2000; and the two fiscal years ended October 31, 2000, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and the unaudited consolidated financial statements of the Company for the fiscal quarters ended March 31, 2002; June 30, 2002; and September 30, 2002 contained in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002; June 30, 2002; and September 30, 2002, respectively, that can be obtained from the Securities and Exchange Commission on its Internet website (www.sec.gov) or the Company's Internet website (www.infocrossing.com).

The projections were not prepared with a view to compliance with published guidelines of the Securities and Exchange Commission nor the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and the Company's independent auditors have not examined, compiled or performed any procedures with respect to the projections presented herein, nor have they expressed any opinion or any other form of assurance of such information or its achievability, and accordingly assume no responsibility for them.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INFOCROSSING, INC.


Date:  November 12, 2002                            /s/
                                     ------------------------------------------
                                     William J. McHale
                                     Senior Vice President of Finance



















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